CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated May 27, 2015, relating to the financial statements and financial highlights of Neiman Large Cap Value Fund, a series of Neiman Funds for the year ended March 31, 2015, and to the references to our firm under the headings “Financial Highlights” and “Other Fund Service Providers” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ Cohen Fund Audit Services Cohen Fund Audit Services, Ltd. Cleveland, Ohio July 27, 2015

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated May 27, 2015, relating to the financial statements and financial highlights of Neiman Balanced Allocation Fund, a series of Neiman Funds for the year ended March 31, 2015, and to the references to our firm under the headings “Financial Highlights” and “Other Fund Service Providers” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ Cohen Fund Audit Services Cohen Fund Audit Services, Ltd. Cleveland, Ohio July 27, 2015

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated May 27, 2015, relating to the financial statements and financial highlights of Neiman Tactical Income Fund, a series of Neiman Funds for the year ended March 31, 2015, and to the references to our firm under the headings “Financial Highlights” and “Other Fund Service Providers” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ Cohen Fund Audit Services Cohen Fund Audit Services, Ltd. Cleveland, Ohio July 27, 2015